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                                                                     Exhibit 3.1



                                     [SEAL]

                          CERTIFICATE OF INCORPORATION

                          OF A PUBLIC LIMITED COMPANY

                              Company No. 3231791

The Registrar of Companies for England and Wales hereby certifies that

RSL COMMUNICATIONS PLC

is this day incorporated under the Companies Act 1985 as a public company and that the company is limited.

Given at Companies House, London, the 25th July 1996


                                                 /s/ S. Bashar
                                                 MISS S. BASHAR
                                        For The Registrar Of Companies


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